UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF COLORADO

In re:	)	
	)	Case No. 02-28289 EEB
IN STORE MEDIA SYSTEMS, INC.	)	
EIN 84-1249735	)	Chapter 11
	)	
Debtor.	)	

ORDER AFTER FINAL HEARING ON MOTION FOR ORDER AUTHORIZING DEBTOR TO OBTAIN POSTPETITION FINANCING PURSUANT TO SECTION 364(c)(1), (2) AND (3) OF THE BANKRUPTCY CODE

This matter has come before the Court upon the Motion For Order Authorizing Debtor to Obtain PostPetition Financing Pursuant to Section 364(c)(1), (2) and (3) of the Bankruptcy Code (the "Motion") filed by In Store Media Systems, Inc. (the "Debtor").

The Motion seeks in part, an Order of this Court pursuant to Sections 364(c)(1), (2) and (3) of title 11 of the United States Code, 11 U.S.C. §§ 101, *et seq.* (the "Bankruptcy Code"), (1) authorizing the execution, delivery and performance by Debtor of a Credit Agreement (the "Credit Agreement"), and other documents in substantially the forms attached to the Motion, (the "Facility Documents") between Debtor and Acclaim Financial Group Venture II, LLC ("Lender") and (2) authorizing Debtor to obtain postpetition financing up to the principal amount of $200,000 and upon the confirmation of an Acceptable Plan, as defined in the Credit Agreement, up to the principal amount of $3,000,000, subject to the terms of the Credit Agreement, (x) with priority pursuant to Section 364(c)(1) of the Bankruptcy Code over any and all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code and (y) to be secured pursuant to Section 364(c)(2) of the Bankruptcy Code by a perfected first priority senior security interest in and lien upon all of the property, real and personal, tangible and intangible, of Debtor's estate under Section 541 of the Bankruptcy Code (the "Liens").

Notice of the Motion has been given to all parties entitled to notice including, without limitation, the United States Trustee for this District, Debtor's twenty largest unsecured creditors, the Internal Revenue Service, and other interested entities. Although two objections to the Motion were filed, they were subsequently withdrawn or abandoned by the time of the hearing on the Motion. Accordingly, the findings below represent the representations made by the Debtor at the hearing, which were uncontested.

Upon the offers of proof and record of the hearings, and upon all of the pleadings filed with the Court and all of the proceedings had before the Court, and after due deliberation and consideration, and good and sufficient cause appearing therefor the Court finds as follows;

A. This Court has core jurisdiction over these proceedings and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157(b) and 1334. The statutory predicates for the relief sought herein are 11 U.S.C §§ 105, 361, 362, 363 and 364 and Fed. R. Bankr. P. 4001(6)(c).

B. Debtor has a need to obtain financing (i) to permit the orderly continuation of its business and to preserve its property, (ii) to satisfy other working capital needs, and (iii) to pursue a plan of reorganization.

C. Debtor is unable to obtain adequate unsecured credit allowable under Section 503(b)(1) of the Bankruptcy Code as an administrative expense. Debtor is also unable to obtain credit secured by security interests or liens junior to the security interests and liens proposed to be granted to Lender pursuant to Section 364(c)(2) or (3) of the Bankruptcy Code. Financing in the amount of $200,000, or an additional $3,000,000, is unavailable to Debtor without Debtor granting to Lender (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, allowed claims with respect to all indebtedness and obligations of Debtor under the Credit Agreement and the Facility Documents, having priority over any and all administrative expenses claims or charges of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, with the exception of the fees and costs of professionals approved by orders of the Bankruptcy Court in an amount not to exceed $25,000, or any increased amount as agreed to Lender, and $10,000 for administrative expenses of a Chapter 7 Trustee in the event of a conversion of the case to a Chapter 7 (collectively the "Carve-Out Expenses"), and (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, security for such obligations by the granting of a first priority senior security interest in and lien upon all of Debtor's property (such property is referred to herein as the "Collateral"), with the exception of Collateral securing lien(s) for taxes or assessments or other governmental charges or levies (collectively "Permitted Liens"), in which case the security interest in and lien of Lender upon the collateral shall, pursuant to Section 364(c)(3) of the Bankruptcy Code, be a second priority security interest, junior only to Permitted Liens, and subject in each case to the Carve-Out Expenses. The ability of Debtor to obtain sufficient working capital and liquidity through the incurrence of indebtedness for borrowed money and other financial accommodations is vital to Debtor.

D. It appears that the Credit Agreement and the Facility Documents have been negotiated in good faith and at arm's-length between Debtor and Lender, any credit extended and loan made to Debtor by Lender pursuant to the Credit Agreement shall be deemed to have been extended by Lender in good faith, including as that term is used in Section 364(e) of the Bankruptcy Code. The liens, security interests and priorities created or authorized in this Order are entitled to the benefits and protection of Section 364(e) of the Bankruptcy Code.

NOW THEREFORE IT IS HEREBY ORDERED:

1. The Motion shall be, and hereby is, granted, and any objections thereto have been withdrawn or are hereby overruled.

2. Debtor is immediately authorized to borrow from Lender up to an aggregate of $200,000.00 for the purpose and upon all of the terms and conditions provided for

by the Credit Agreement and is further authorized to borrow up to an aggregate of $3,000,000 upon the confirmation of an Acceptable Plan of Reorganization, as more specifically set forth in the form of Credit Agreement attached to the Motion.

3. Debtor is expressly authorized to execute and deliver a credit agreement and related facility documents to evidence such indebtedness, and to grant security interests, which secured indebtedness shall constitute a valid and binding obligation of Debtor.

4. The commitments of Lender to extend a loan are expressly subject to the terms and conditions provided for in the Credit Agreement.

5. To the extent of Lender's extension of credit to Debtor approved herein, Lender is hereby granted, pursuant to Section 364(c)(1) of the Bankruptcy Code, an allowed claim having priority over any and all administrative expenses, charges and claims of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, with the exception of Carve-Out Expenses. No other claim having a priority superior to or *pari passu* with that granted by this Order to Lender shall be granted while any amount under the Credit Agreement is unpaid or the commitments remain outstanding.

6. As security for all of Debtor's obligations and indebtedness arising under the Credit Agreement and the Facility Documents, Lender is hereby granted (effective immediately and without the necessity of the execution by Debtor), pursuant to Section 364(c)(2) of the Bankruptcy Code, a first priority perfected senior security interest in and Lien upon all of the Collateral, together with the proceeds thereof and the earnings thereon, such security interests and liens described in this paragraph being senior in all respects to any and all future liens, if any, which encumber such Collateral, with the exception of the Permitted Liens, in which case the security interest in and lien of Lender upon such Collateral shall, pursuant to Section 364(c)(3) of the Bankruptcy Code, be a second priority security interest, junior only to such Permitted Liens; provided, however, that the security interests and liens of Lender hereunder and under the Credit Agreement and the Facility Documents shall be subject to the Carve-Out Expenses. The security interests and liens granted to Lender hereunder (i) shall not be subordinated to or made *pari passu* with any other lien or security interest under Section 364(d) of the Bankruptcy Code or otherwise, except as provided above with respect to Permitted Liens, and (ii) are deemed valid, perfected and enforceable liens and security interests at all times from and after the date of entry of this Order, without regard to whether such liens and security interests are perfected under applicable non-bankruptcy law.

7. The security interests and liens granted to Lender pursuant to this Order shall be valid and perfected without the requirement that Lender or any other person file or record financing statements, notices of lien or similar instruments in any jurisdiction or take any other action.

8. Debtor is authorized to do and perform all acts, to make, execute and deliver all instruments and documents and to pay all fees which may be reasonably required or necessary for Debtor's performance under the Credit Agreement and the Facility Documents, including, without limitation: (i) execution of any notes and security agreement in connection

with the Credit Agreement and (ii) such other costs and expenses as may be due from time to time including, without limitation, attorneys' fees and disbursements.

9. Lender shall have no obligation to make any loans upon the occurrence of an Event of Default, as defined in the proposed form of Credit Agreement.

10. The terms and provisions of this Order as well as the liens and security interests and all rights of Lender and all obligations of Debtor created or arising pursuant to this Order shall continue in this Chapter 11 case and any superceding proceedings under the Bankruptcy Code, and such liens and security interests shall maintain their priority as provided by this Order, until all obligations are satisfied by payment in full and are thereby discharged. So long as amounts are outstanding under the Credit Agreement and the Facility Documents, the obligations of Debtor under the Credit Agreement and the Facility Documents shall not be discharged by the entry of an order confirming a plan of reorganization in any of these Chapter 11 Cases and, pursuant to Section 1141(d)(4) of the Bankruptcy Code, Debtor has waived such discharge.

DATED this 15 day of July, 2003.

BY THE COURT:

Elizabeth E. Brown, Bankruptcy Judge

CREDIT AGREEMENT

Dated as of June ___, 2003

Among

In Store Media Systems, Inc.
Borrower

And

Acclaim Financial Group Venture II, LLC

Lender

This CREDIT AGREEMENT dated as of June ___, 2003, is by and among In Store Media Systems, Inc., a Nevada corporation, debtor and debtor-in-possession (the "Borrower"); and Acclaim Financial Group Venture II, LLC, a Delaware limited liability company ("Lender").

RECITALS

A. The Borrower filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code on November 12, 2002 (the "Petition Date"), in the United States Bankruptcy Court of the District of Colorado. The Borrower has requested the Lender to provide the Borrower with a loan facility in the approximate amount of up to $200,000 to provide working capital to fund the Borrower's business operations in accordance with the Budget (defined below), and, subject to the terms and conditions set forth herein, the Lender has agreed to provide such facility. Additionally, Lender has agreed to provide additional Advances of up to $3 million pursuant to an Acceptable Plan (capitalized terms are as defined in Section 1.1).

B. NMPP, Inc., an affiliate of Lender, has acquired, among other things, the claim of Melissa McBride, which debt is evidenced by a promissory note dated October 21, 2002 made by In Store Media Systems, Inc. in the original principal amount of $100,000, a security agreement, a financing statement filed with the Colorado Secretary of State on November 11, 2002 (Document No. 20021164890M) (the "McBride Debt"). NMPP, Inc. has agreed to subordinate the McBride Debt to any security interest arising under or in conjunction with this Credit Agreement.

NOW THEREFORE, the parties hereto hereby agree, effective upon the Effective Date (as hereinafter defined), as follows:

ARTICLE I

DEFINITIONS: ACCOUNTING TERMS

1.1 Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

"Acceptable Operating Plan" means an operating plan for the Borrower's business which shall, among other things, set forth (a) specific financial and operating objectives to be achieved by Borrower on a periodic basis, (b) a specific use of the proceeds of Advances under this Agreement, and (c) other essential elements with respect to the Borrower's business operations during the period that the Commitment remains outstanding, in a form acceptable to Lender.

"Acceptable Plan" means any plan or reorganization of Borrower (a) that, with respect to the claims or interests of Lender, leaves unaltered the legal, equitable, and contractual rights to which such claims or interests entitle Lender as the holder of such claims or interests, (b) in

favor of which Lender votes, (c) provides that the claim of Lender hereunder shall be paid in full upon the Effective Date, and (d) that in all respects is satisfactory to Lender in its sole and absolute discretion.

"Account" shall mean any "account" as such term is defined in the UCC, now owned or hereafter acquired by Borrower and, in any event, includes, without limitation, (i) all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation which might be characterized as an account or contract right under the UCC), (ii) all of the rights of Borrower in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all rights of Borrower to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iii) all moneys due or to become due to Borrower under all contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (iv) all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing. "Accounts" shall also mean all currently existing and hereafter arising accounts, contract rights, and all other forms of Obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefore.

"Acquisition" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Borrower (in one transaction or as the most recent transaction in a series of transactions) directly or indirectly acquires (a) the business of, or all or substantially all of the assets of, any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (b) ownership or control of any corporation, partnership, joint venture or joint adventure.

"Advances" means (a) cash advances under this Agreement, (b) reasonable attorneys fees and costs of Lender incurred in connection with the preparation and negotiation of this Agreement, and (c) Lender's Expenses.

"Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

"Banking Day" means any day other than a day on which commercial banks are not authorized or required to close in the United States or Canada.

"Bankruptcy Code" shall mean title 11 of the United States Code, as amended.

"Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Colorado, or such other court having original jurisdiction over the Chapter 11 Case.

"Borrower" shall have the meaning assigned to such term in the preamble hereto.

"Budget" shall mean the itemized ninety (90) day budget for the Borrower prepared weekly and preapproved by Lender for the period commencing on or about the Effective Date as the same may be amended, modified or supplemented from time to time with the Lender' consent.

"Capital Expenditures" means, for any period, the Dollar amount of gross expenditures (including Capital Lease Obligations) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period.

"Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

"Carve-Out Expenses" shall mean, (i) the fees and costs of professionals approved by orders of the Bankruptcy Court, including any professionals of the Committee, in an amount not to exceed $25,000 or any increased amount as agreed to by Lender (provided, that such amount shall not be used by the Borrower for investigating or attacking the Lender, its claims or interests, or the Loans, including without limitation any investigation (including discovery proceedings), initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Lender or their agents) (ii) the amounts payable pursuant to Chapter 123 of Title 28 of the United States Code), and (iii) chapter 7 burial expenses, not to exceed $10,000.

"Chapter 11 Case" shall mean the Borrower's case under chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Collateral" includes but is not limited to all of the following:

(i) Those certain reserve accounts which Borrower maintains with Lender:

(ii) All of that collateral of Borrower, as listed in Exhibit 3, attached hereto;

(iii) Accounts Receivable of Borrower; and

(iv) All claims and contract rights of Borrower (except for avoidance actions).

"Committee" means any Official Committee of Unsecured Creditors appointed by the Office of the U.S. Trustee in the Chapter 11 Case.

"Commitment" shall mean the Lender's commitment to provide Borrower with credit facility in the approximate amount of (a) $200,000 to be advanced in an initial funding amount of $50,000 ("First Funding"), with any subsequent amounts to be made available based upon, among other things, the achievement of objectives under the Acceptable Operating Plan in the absolute and sole discretion of the Lender and (b) subsequently, in an amount up to $3 million pursuant to an Acceptable Plan, as more specifically set forth in Section 2.4.

"Debt" of any Person shall mean, at any date (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, Note or other similar instruments; (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business of such Person, provided the same are not overdue in a material amount or are being contested in good faith; (c) all Capital Lease Obligations of such Person; (d) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Persons; (e) all Debt of others Guaranteed by such Person; (f) all obligations of such Person in respect of letters of credit, acceptances or surety or other similar bonds, whether contingent or otherwise; and (g) obligations in respect of any Interest Rate Protection Agreement.

"Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

"DIP Motion" means any Motion by Debtors for a Final Order approving the terms of this Agreement.

"Disposition" means any sale, assignment, lease, transfer or other disposition of any Collateral (whether now owned or hereafter acquired), including without limitation under a Plan of Reorganization by the Borrower to any Person.

"Dollars" and the sign "$" mean lawful money of the United States of America.

"Effective Date" shall have the meaning attributed thereto in Section 6.1 hereof.

"Event of Default" has the meaning given such term in Section 10.1 hereof.

"Facility Documents" means this Agreement, the Note and the Security Documents and any other documents executed by the Borrower to facilitate this transaction.

"Final Order" shall mean a final, non-appealable order of the Bankruptcy Court, in form and substance satisfactory to the Lender and their counsel, finally approving this Agreement and the extensions of credit made and to be made by the Lender in accordance with this Agreement, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Lender.

"Interest Rate" means Two Percent (2%) per month or any portion of any month thereof.

"Lender" shall have the meaning assigned to such term in the preamble hereto.

"Lender' Expenses" means all reasonable expenses incurred by the Lender and its affiliates in connection with the preparation, approval and implementation of this Agreement, any term sheet or commitment letter related thereto, the Note and the other Facility Documents, including without limitation reasonable legal fees and expenses, other professional fees, expenses of the Lender' Representatives and bank fees, not to exceed $50,000 in the aggregate.

"Lender' Representatives" shall have the meaning set forth in Section 2.9.

"Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

"Loans" means the extension of credit by the Lender to the Borrower, as evidenced by the Note.

"Lockbox" means any Post Office Box established by the Lender into which all remittances and any and all other monies that are due to the Borrower shall be deposited.

"Maturity Date" shall mean the earlier of (a) December 31, 2003, (b) the effective date of any plan of reorganization for any one or more of the Borrower, (c) the closing of any transaction pursuant to which any third party acquires substantially all of the Borrower's assets; (d) the date on which any other debtor-in-possession financing arrangement provided by any Person other the Lender is approved by the Bankruptcy Court; (e) the appointment of a Chapter 11 Trustee or Examiner; (e) the conversion of Borrower's cases to a case under Chapter 7 of the Bankruptcy Code; (g) dismissal of Borrower's Bankruptcy Cases; (h) or the occurrence of an Event of Default.

"Note" shall mean the promissory note in the amount of the lesser of $50,000.00 or so much thereof as shall be advanced or readvanced, payable to the order of Lender, and all promissory notes delivered in substitution or exchange therefor, in each case, as the same shall be modified and supplemented and in effect from time to time.

7

"Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower to the Lender incurred under or related to this Agreement, the Note or any other Facility Document, including Lender' Expenses, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including the principal amount of Loans outstanding, together with interest thereon, and all expenses, fees and indemnities hereunder or under any other Facility Document contained in the other Facility Documents, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Note, or any other Facility Document.

"Permitted Liens" shall mean liens for taxes or assessments or other government charges or levies.

"Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

"Petition Date" shall have the meaning assigned to such term in the Recitals.

"Plan of Reorganization" shall mean any chapter 11 plan for Borrower.

"Releasing Parties" has the meaning assigned to such term in Section 11.4.

"Released Parties" has the meaning assigned to such term in Section 11.4.

"Security Agreement" shall mean the Security Agreement executed by the Borrower in favor of the Lender, substantially in the form of Exhibit 2 to this Agreement.

"Security Documents" shall mean, collectively, the Security Agreement, all Uniform Commercial Code financing statements required by this Agreement or the Security Agreement which have been or will be filed with respect to the security interests in personal property and fixtures created pursuant thereto, and all additional security agreements, mortgages or Uniform Commercial Code financing statements heretofore or hereafter delivered or filed, as the case may be, by the Borrower that are granting Lender a Lien on any of the Collateral pursuant to the terms of this Agreement and the Security Agreement.

"Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

ARTICLE II

THE CREDITS

2.1 The Commitment.

(a) Subject to the terms and conditions set forth herein, the Lender agrees to make one or more advances to the Borrower from time to time during the period from approval of the Final Order to the Maturity Date in an aggregate principal amount not to exceed the Commitment.

(b) Notwithstanding anything herein to the contrary, the Lender shall have no obligation to make Loans hereunder in excess of the amounts authorized by the Final Order, as the case may be, in the Chapter 11 Case, and any reference herein to the amount of the Commitment shall be automatically reduced to the amounts so authorized.

2.2 Advances. The Borrower shall give the Lender notice of each requested Advance hereunder no later than the immediately preceding Friday for Advances to be made the following Wednesday. On the date specified for each advance, the Lender shall, subject to the terms and conditions of this Agreement, make available the amount of such Advance to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower designated for such purpose from time to time by the Borrower. The date and amount of each Advance made by the Lender to the Borrower, and all payments and prepayments made on account of the principal and interest thereof shall be recorded by the Lender on their books.

2.3 Lockbox. Directed Payments. All remittances and any and all other monies that are due to the Borrower shall be directed to Lender's Lockbox. In addition, Borrower shall forward any payments of accounts receivable or commissions to Lender's Lockbox in the event Borrower receive payments directly. The provisions governing the Lockbox shall comply in all respects with the provisions of Section 345(b) of the Bankruptcy Code. To the extent necessary, Borrower and Lender authorize the depository institution to make periodic reports to the Office of the U.S. Trustee.

2.4 Changes of Commitment. The Commitment (the evidence of the Advances for which in the discretion of Lender may be in the form of equity, debt or a hybrid instrument) shall be automatically increased to an amount of up to $3 million on the confirmation of an Acceptable Plan by a final, non-appealable order of the Bakruptcy Court. The Commitment once terminated or reduced may not be reinstated.

2.5 Fees. The Borrower shall not be obligated to pay Lender any fees in connection with the Note except as otherwise stated in the Note or herein.

2.6 Use of Proceeds. The Borrower hereby covenants, represents and warrants that the proceeds of the Loans made to them will be used solely to fund the Borrower's continued

ordinary course operations and working capital needs, including the costs of the Chapter 11 Case, solely in accordance with the Budget. Without limiting the foregoing, the Borrower may not use the proceeds of any Loan to make (a) Acquisitions, including any partnership or joint venture payment, or (b) for attacking the Lender, the McBride debt, its or their claims or interests, or the Loans, including without limitation any investigation (including discovery proceedings), initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Lender or their agents.

2.7 Note. The Loans made by the Lender hereunder shall be evidenced by the Note of the Borrower, in substantially the form of Exhibit 4 hereto, dated as of the date hereof. Advances made pursuant to the Commitment shall be charged against the Note.

2.8 Mandatory Prepayments and Reductions of Commitments. If at any time the Loans outstanding hereunder exceed the Commitment then available, then the Borrower shall immediately repay the Loans in the amount of such excess. Further, the Borrower shall repay the Loans in full on the Maturity Date.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST

3.1 Principal.

3.2 (a) The Borrower promises to repay the principal amount advanced on the Loans on the Maturity Date or in the Event of Default.

(b) To the extent not otherwise due and payable earlier pursuant to the terms of this Agreement, the entire unpaid principal amount of the Loans, and all other Obligations, shall be due and payable on the Maturity Date.

3.3 Interest.

(a) Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest on the Loans at the Interest Rate (i) upon the occurrence and during the continuance of an Event of Default hereunder and (ii) on any principal of any Note and on any other Obligation of the Borrower which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

(b) Interest on the Loans shall accrue monthly until payment of the principal in full.

ARTICLE IV

PAYMENTS; COMPUTATIONS; ETC.

4.1 Payments.

(a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower to the Lender under this Agreement, the Note and the other Facility Documents shall be made in immediately available funds, without deduction, set-off or counterclaim, into designated accounts (in accordance with wire instructions to be provided by each Lender to the Borrower) not later than 3:00 p.m. Mountain Standard Time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day).

(b) The Borrower shall, at the time of making any payment or prepayment under this Agreement or any Note, specify to the Lender the Obligations or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fail to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply the amount of such payment received by it in such manner as it may determine to be appropriate).

(c) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Banking Day, such date shall be extended to the next succeeding Banking Day, and interest shall be payable for any principal so extended for the period of such extension.

4.2 Computations. Interest hereunder shall be computed on the basis of a year of 365 days.

ARTICLE V

SECURITY; ADMINISTRATIVE PRIORITY

5.1 Grant of Lien and Security Interest.

(a) Pursuant to this Agreement and the Security Documents, and to secure the Obligations, the Borrower hereby assigns, pledges, transfers, grants, confirms and sets over unto the Lender, and hereby grants and creates in favor of the Lender, and simultaneously grant and create in favor of the Lender, a first priority security interest in and to all Collateral.

(b) The liens and security interests in favor of the Lender referred to in Section 5.1(a) hereof and under the Security Documents shall be valid and perfected liens and security interests, prior to all other Liens and interests, other than Permitted Liens, and shall have a first priority, with respect to such Collateral, junior only to the Permitted Liens thereon and to any valid and perfected liens that existed as of June ___, 2003; provided that the liens and security interests in favor of the Lender referred to in Section 5.1(a) hereof and under the Security Documents shall be subject to the Carve-Out Expenses. All liens and security interests in favor of the Lender hereunder and under the Security Agreements and their priority shall

remain in effect until the Commitment has been terminated and all Obligations have been irrevocably repaid in cash in full.

5.2 Administrative Priority. The Borrower hereby agrees that the Obligations of the Borrower shall constitute allowed administrative expenses in the Chapter 11 Case having super-priority status under section 364(c)(1) of the Bankruptcy Code over all other administrative expenses and unsecured claims against the Borrower now existing or hereafter arising of any kind or nature whatsoever, including without limitation all administrative expenses, charges and claims of the kind specified in sections 503(b), 507(b) and 726(b)of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses and Permitted Liens.

5.3 Grants, Rights and Remedies Cumulative. The liens and security interests granted pursuant to Section 5.1(a) hereof and the Security Documents and the administrative priority granted pursuant to Section 5.2 hereof may be independently granted by the Facility Documents, the Final Order and by other agreements hereafter entered into. This Agreement, the other Facility Documents, the Final Order and such other agreements hereinafter entered into supplement each other, and the grants, priorities, rights and remedies of the Lender hereunder and thereunder are cumulative.

5.4 No Filings Required. The liens and security interests referred to in Section 5.1(a) hereof and in the other Facility Documents shall be deemed valid and perfected by entry of the Final Order, as the case may be, whichever occurs first. The Lender shall not be required to file any financing statements, notices of Lien, mortgages or similar instruments in any jurisdiction or filing office, or to take possession of any Collateral or to take any other action in order to validate or perfect the liens and security interests granted by or pursuant to this Agreement or the Final Order, as the case may be, or any other Facility Document. If the Lender shall, in its sole discretion, from time to time choose to file such financing statements, notices of Lien, mortgages or similar instruments, take possession of any Collateral, or take any other action to validate or perfect any such security interests or liens, all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of the Final Order, and the Borrower consents to the modification of the automatic stay under section 362 of the Bankruptcy Code to permit the Lender to file such financing statements, notices of Lien or similar instruments, take possession of any collateral, or take any other action to evidence, validate or perfect any such security interests or Liens.

5.5 Survival. The liens, security interests, lien priorities, administrative priorities and other rights and remedies granted to the Lender pursuant to this Agreement and the other Facility Documents (specifically including but not limited to the existence, perfection and priority of the liens and security interests provided herein and therein, and the administrative priority provided above and therein) shall not be modified, altered, primed or impaired (including by the grant of a junior Lien on any Collateral) in any manner by any other financing or extension of credit or incurrence of Debt by the Borrower (pursuant to section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Chapter 11 Case, or, with respect to any Loans then outstanding, any modification, amendment or reversal or stay the Final Order, as the

case may be, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act of omission:

(a) except for the Carve-Out Expenses, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Case or any conversion, of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Lender against the Borrower in respect of any Obligation;

(b) the liens and security interests in favor of the Lender set forth in Section 5.1(a) hereof and in the Facility Documents shall constitute valid and perfected first priority Liens and security interests, subject only to the Permitted Liens to which such liens and security interests hereunder shall be subordinate and junior, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; provided that all such liens and security interests of the Lender set forth in Section 5.1(a) hereof and in the Facility Documents shall be subject to the Carve-Out Expenses; and

5.5 (c) the liens and security interests in favor of the Lender set forth in Section 5.1(a) hereof and in the Facility Documents shall be valid and perfected without the necessity that the Lender file financing statements, notices of lien, mortgages or otherwise perfect its Liens and security interests under applicable nonbankruptcy law.

ARTICLE VI

CONDITIONS PRECEDENT

6.1 Conditions Precedent Pertaining to Loans. The obligation of the Lender to make Loans available hereunder shall occur on the date (the "Effective Date") when the Lender has received each of the following, in form and substance satisfactory to the Lender and their counsel:

(a) the Note duly executed by the Borrower;

(b) the Security Agreement duly executed by the Borrower, together with such financing statements or other instruments executed by the Borrower which in the opinion of the Lender are desirable to perfect the liens and security interests created hereby and by the Security Agreement;

(c) evidence that either the Final Order, as the case may be, shall have been entered by the Bankruptcy Court approving the Commitment (or such lesser amount as shall be acceptable to the Lender in its sole discretion), and each such Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended;

(d) the Liens in favor of the Lender pursuant hereto, and the Security Agreement shall be valid and perfected first priority Liens prior (except for Permitted Liens to

which such Liens are subordinate and junior) to all other Liens in or on the Collateral intended to be subject thereto, subject to the Carve-Out Expenses;

(e) evidence that all fees, retainers and expenses required by this Agreement to be paid on or before the Effective Date shall have been paid in full (or shall have been authorized by the Final Order, as the case may be);

(f) the Lender shall have been provided with full access to Borrower's financial, operational and all other information as may be requested by the Lender;

(g) such other approvals or documents as the Lender may reasonably request.

6.2 Additional Conditions Precedent. The obligation of the Lender to make any Loan hereunder is subject to the further conditions precedent that on the date of any advance the following statements shall be true:

(a) the representations and warranties made by the Borrower in Article 7 hereunder and in each of the other Facility Documents are true and correct in all material respects on and as of the date of such Borrowing as though made on and as of such date:

(b) No Default or Event of Default has occurred and is continuing, or would result from such Borrowing:

(c) On the date of such advance, the Final Order, as the case may be, shall be in full force and effect and shall not have been reversed, stayed, modified or amended. Unless the Lender shall have joined in or expressly consented in writing to the same, there shall be no motion of the Borrower pending: (i) to reverse, modify or amend the Final Order, as the case may be, or (ii) to permit any administrative expense or unsecured claim against the Borrower, now existing or hereafter arising, of any kind or nature whatsoever, to have administrative priority equal or superior to the priority of the Loans, except as provided for herein.

(d) Prior to the funding of the first Advance under the Commitment, Borrower shall deliver an Acceptable Operating Plan to Lender;

(e) Prior to the funding of the first Advance under the Commitment, and during the time that any amounts remain outstanding under the Commitment, a designee of Lender shall be appointed as Chief Executive Officer of Borrower on terms acceptable to Lender and such designee:

(f) Prior to the funding of the first Advance under the Commitment, and during the time that any amounts remain outstanding under the Commitment, the Board of directors of Borrower will consist of four members, two of whom shall be appointed by Lender and two of whom shall be existing members of the Board of Directors:

(g) As consideration for entering into this Agreement and upon Lender demonstrating the ability to complete the First Funding under the Commitment by placing $50,000 in trust with Lindquist & Vennum P.L.L.P., Lender and Borrower shall enter into an option agreement which shall provide Lender with the right, among other things, to acquire up to 20% of the outstanding equity of Borrower (on a fully diluted basis, assuming the conversion of all equity and equity related instruments, which shall be measured at the time of exercise of the applicable Tranche) ("FDE") for a period of five years at the following prices:

Tranche I: 5% of the FDE at a price of $0.001 per share

Tranche II: 5% of the FDE at a price of $0.01 per share

Tranche III: 5% of the FDE at a price of $0.02 per share

Tranche IV: 5% of the FDE at a price of $0.03 per share

(h) Borrower not experiencing any change event, occurrence, state of facts or development that Lender determines in its sole and absolute discretion could reasonably be expected to be materially adverse to the business, condition (financial or otherwise), results of operations, prospects, any customer or any material assets of Borrower or could materially adversely affect or delay the ability of Lender to consummate the transactions contemplated by this Agreement; and

(i) Completion by Lender of a satisfactory due diligence of Borrower (as determined in Lender's sole discretion) to be completed on or before December 31, 2003 or the date of the Court's order approving Borrower's Disclosure Statement ("Termination Date"), during which time Borrower shall provide Lender and its legal and financial advisors reasonable access to any information, individuals or entities reasonably requested by Lender which survive any and all Advances.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1 Incorporation, Good Standing and Due Qualification. Borrower: (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, as set forth in the Recitals; and (b) has the power and authority and the legal right to own and operate its property and to lease the property it operates and to carry on its business as presently conducted and as posed to be conducted. Borrower has furnished Lender, or will furnish Lender within five business days of the Effective Date, with copies of its Articles of Incorporation and Bylaws. Such copies are true, correct and complete and contain all amendments through the date of this Agreement.

7.2 Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Borrower of the Facility Documents to which they are a party, the grant by

the Borrower and the perfection of the security interests purported to be granted in favor of the Lender hereunder and under the Security Documents, and the exercise by the Lender of any rights and remedies hereunder or under the other Facility Documents have been duly authorized by a necessary corporate action and do not and will not: (a) contravene any provision of its (or their) charter or bylaws; (b) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower (other than entry of the Final Order, as the case may be, and as otherwise provided under Section 10.3 hereof); (c) result in a material breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower are a party or by which they or their properties may be bound or affected except as provided by the Bankruptcy Code and the Final Order; (d) result in, or require, the creation or imposition of any Lien (other than as provided hereunder and under the Security Documents), upon or with respect to any of the properties now owned or hereafter acquired by the Borrower except as provided by the Bankruptcy Code and the Final Order; or (e) cause the Borrower to be in material default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument except as provided by the Bankruptcy Code and the Final Order.

7.3 Legally Enforceable Agreements. Each Facility Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower, in accordance with its terms; subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

7.4 Disclosure. No financial statement, information, exhibit or report furnished by the Borrower to the Lender in connection with this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which they were made. All written information furnished heretofore or hereafter by the Borrower to the Lender in connection with this Agreement or the other Facility Documents and the transactions contemplated hereby and thereby shall not contain a material misstatement of fact or omit to state a material fact or any fact necessary to make such information not materially misleading in light of the circumstances under which they were made, shall or will be prepared in accordance with GAAP and will present fairly, in all material respects, the financial condition of the entities covered thereby and the results of operations ended thereby, or (in the case of projections or pro forma financial information) based on reasonable estimates, on the date as of which such information is stated or certified. Since the Petition Date, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrower, except as disclosed in writing to the Lender prior to the date hereof, other than as caused by the commencement of the Chapter 11 Case.

7.5 Ownership and Liens. Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties, assets and leasehold interests reflected in the financial statements referred to in Section 7.4 hereof (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower and none of their leasehold interests are subject to any Lien, except (a) as permitted under Section 9.2 hereof and (b) as shown by the public records.

7.6 Insurance.

(a) Borrower, at their expense, shall keep the Collateral insured against loss or damage by fire, theft and other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. As of the Effective Date, Lender agrees that the insurance that Borrower have satisfied this covenant.

(b) Borrower shall deliver to Lender copies of such policies of insurance and evidence of the payment of all premiums thereunder. All proceeds payable under any such policy, to the extent such proceeds relate to the Collateral, shall be payable to Lender to be applied on account of the Obligations.

7.7 Administrative Priority; Lien Priority.

(a) The Obligations of the Borrower will constitute allowed administrative expenses in the Chapter 11 Case having superpriority status over all other administrative expenses and unsecured claims against the Borrower, now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all other administrative expenses, charges or claims of the kind specified in sections 503(b), 507(b) and 724(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses and the Permitted Liens.

(b) The Obligations of the Borrower will be secured by a valid and perfected first Lien on and security interest in all of the Collateral, subject only to the Permitted Liens to which such Liens and security interests shall be junior and subordinate, and subject further to the Carve-Out Expenses.

7.8 Bankruptcy Court Orders. The Final Order is in full force and effect, and has not been reversed, stayed, modified or amended.

7.9 Compliance with Law. The Borrower has all material licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all governmental authorities having jurisdiction, to the extent required for the ownership, operation and conduct of the Borrower's business, and is in compliance with all applicable provisions of law, including environmental laws, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect.

ARTICLE VIII

AFFIRMATIVE COVENANTS

So long as any Note shall remain unpaid, Borrower granting Lender a Lien on Collateral shall:

8.1 (a) Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its organization, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

8.2 (b) Conduct of Business. Subject to the provisions of the Bankruptcy Code, (i) continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement, (ii) obtain from time to time all licenses, permits, authorizations or other forms of permission which under federal, state and local laws are necessary or advisable for operating and maintaining the conduct of the business of the Borrower (including, without limitation, copyrights, trademarks, patents and licenses to use tangible or intangible property and similar rights, (iii) use its best efforts, in each case consistent with the Budget, to preserve and protect the value of the Collateral, and (iv) use its best efforts to cause each of the conditions set forth in Article VI (unless waived by Lender in writing expressly referring to the appropriate section of Article VI).

8.3 (c) Maintenance of Properties and Executory Contracts and Leases. Subject to the provisions of the Bankruptcy Code and any motions previously filed by Debtor in the Chapter 11 Case, maintain, keep and preserve all of its properties (tangible and intangible) including leased property, necessary or useful in the proper conduct of its business in commercially reasonable working order and condition, ordinary wear and tear excepted, and shall use its best efforts to ensure that all leases and executory contracts necessary or useful in the Borrower's business or operations remain in full force and effect (without, however, the assumption thereof under section 365 of the Bankruptcy Code), except to the extent otherwise consented to by the Lender.

8.4 (d) Maintenance of Records. Keep adequate records and books of account.

8.5 To the extent not prohibited by the Bankruptcy Code, Borrower will make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and universal fees, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower have made such payments or deposits.

8.6 Maintenance of Insurance. Maintain insurance including insurance against bodily injury and property damage with respect to the Collateral with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually

carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof. As soon as practicable following the Effective Date and from time to time thereafter, the Borrower shall cause the Lender to be named as loss payee as its interests may appear under any such insurance policies respecting the Collateral in effect from time to time.

8.7 Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, complying with all environmental laws and regulations, and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, subject to the limitations and requirements of the Bankruptcy Code.

8.8 Right of Inspection. At any reasonable time and from time to time, and without undue disruption to the Borrower's business, permit the Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower with any of their respective officers and directors and the Borrower's independent accountants.

8.9 Reporting Requirements. The Borrower shall furnish to the Lender:

(a) financial and cash flow projections, in form and substance satisfactory to the Lender, which may be the Budget, as updated from time to time, for the initial period ending 90 days from the effective date, with weekly compliance updates showing actual sources and uses and compliance with the Budget for the prior week;

(b) monthly reporting requirements as determined by the U. S. Trustee and the Lender ;

(c) to the extent reasonably practicable, copies of all proposed pleadings, motions, applications, financial information and other papers and documents to be filed or received by the Borrower in the Chapter 11 Case pertaining to the Loans, with sufficient time to permit review by Lender provided that Lender's pre-approval of such documents shall not be required, and any lack of pre-approval of such documents shall not constitute an Event of Default under this Agreement:

(d) promptly upon their becoming available, copies of all (i) reports, financial statements or other information delivered by the Borrower to their shareholders generally or to the members of any creditors' committee appointed in the Chapter 11 Case, (ii) reports, proxy statements, financial statements and other information generally distributed by the Borrower to their creditors or the financial community in general and (iii) audit or other reports submitted to the Borrower by independent accountants in connection with any annual, interim or special audit of the Borrower;

(e) promptly upon becoming aware of any Event of Default or Default, notice thereof, together with a written statement of the chief executive officer or the chief accounting officer of the Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower;

(f) promptly upon becoming aware thereof, but in any event no later than 24 hours after Borrower learn of such event, notice of any event which the Borrower believes in good faith is reasonably likely to have, or actually has had, a material effect on the condition (financial or otherwise), business, operation or prospects of the Borrower;

(g) such other information and in such form as the Lender may reasonably request, such as ad hoc requests for the Borrower's cash position, cash flow forecasts or current payables or balance sheet information from time to time.

8.10 Further Assurances. Execute, acknowledge, deliver, record, file, register, perform and do any and all such further acts, deeds, conveyances, security agreements, assignments, estoppel certificates, financing statements, assurances and other instruments as the Lender may reasonably request from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Facility Document, (b) to subject to valid and perfected first priority liens and security interests all Collateral (subject, as to priority, to the Permitted Liens), (c) to perfect and maintain the validity, effectiveness and priority of any of the Facility Documents and the Liens and security interests intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Facility Document. The assurances contemplated by this Section 8.7 shall be given under applicable nonbankruptcy law as well as the Bankruptcy Code, it being the intention of the parties that the Lender may request assurances under applicable nonbankruptcy law, and such request shall be complied with (if otherwise made in good faith by the Lender) whether or not the Final Order is in force and whether or not dismissal of the Chapter 11 Case or any other action by the Bankruptcy Court is imminent, likely or threatened.

8.11 Payment of Obligations.

(a) Except as prohibited by the Final Order, this Agreement or the Bankruptcy Code, Borrower shall pay and discharge or cause to be paid and discharged promptly all charges and claims (including trade payables) payable by them and arising after the Petition Date, including (i) charges imposed upon them, their income and profits, or any of their property (real, personal or mixed) and all charges with respect to tax, social security and unemployment withholding with respect to their employees, (ii) lawful claims for labor, materials, supplies and services or otherwise and (iii) all storage or rental charges payable to warehousemen and bailees, in each case before any thereof shall become past due; provided, however, once Borrower shall have been notified of a material default in accordance with this Agreement, no payments whatsoever, other than the Carve Out Expenses, shall be made to any person or entity.

8.12 Power of Attorney. Effective upon the occurrence of an Event of Default and entry of an order granting Lender relief from the automatic stay, Borrower hereby irrevocably make, constitute, and appoint Lender (and any agents designated by Lender) as Borrower's true and lawful attorney, with power to:

(a) if Borrower refuses to, or fails to timely execute and deliver any of the Facility Documents, sign the name of Borrower on any of the Facility Documents or on any other similar documents to be executed, recorded, or filed in order to perfect or continue the perfection of Lender's security interests in and liens upon the Collateral;

(b) at any time that an Event of Default has occurred and is continuing or Lender deems itself insecure, sign Borrower's name on any invoice or bill of lading relating to any account, drafts against account debtors, schedules and assignments of accounts, verifications of accounts, and notices to account debtors;

(c) send requests for verification of accounts;

(d) endorse Borrower's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Lender's possession;

(e) at any time that an Event of Default has occurred and is continuing or Lender deems itself insecure, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral or the inventory and forward all other mail to Borrower;

(f) at any time that an Event of Default has occurred and is continuing or Lender deems itself insecure, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and

(g) at any time that an Event of Default has occurred and is continuing or Lender deems itself insecure, settle and adjust disputes and claims respecting the accounts

directly with account debtors, for amounts and upon terms which Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases which Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligation to extend credit hereunder is terminated.

ARTICLE IX

NEGATIVE COVENANTS

So long as any Note shall remain unpaid, the Borrower shall not:

9.1 Debt. Create, incur or assume any Debt, except (a) Debt of the Borrower under this Agreement and the Note; and (b) Debt of the Borrower existing as of the Petition Date.

9.2 Liens. Create, incur or assume any Lien, upon or with respect to any of Borrower's properties, now owned or hereafter acquired, except the following:

(a) Liens expressly permitted by the Security Documents;

(b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

(c) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, or which are effectively stayed;

(d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

(e) Liens, deposits or pledges or liens granted to secure the Borrower's obligations under letters of credit issued to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business, only with the prior written consent of the Lender;

(f) Judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

(g) Easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

(h) Non-avoidable Liens in existence on the Petition Date; and

(i) Legally enforceable purchase money Liens and security interests related to the acquisition of specific items of equipment, incurred in the ordinary course of Borrower's business.

9.3 Bankruptcy Court Order; Administrative Priority; Lien Priority: Payment of Claims.

(a) Seek or consent to any modification, stay, vacation or amendment of the Final Order, as the case may be. except for modifications and amendments agreed to by the Lender.

(b) Seek or consent to a priority for any administrative expense or unsecured claim against the Borrower (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses, charges or claims of the kind specified in sections 503(b), 507(b) and 724(b) of the Bankruptcy Code) equal or superior to the priority of the Lender in respect of the Obligations, except for the Carve-Out Expenses.

(c) Seek or consent to any Lien on the Collateral having a priority equal or superior to the Liens and security interests in favor of the Lender in respect of the Obligations, except for Permitted Liens, and subject to the Carve-Out Expenses.

9.4 Sale of Assets. Without an order of the Bankruptcy Court upon proper notice and a hearing, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, whether voluntarily or involuntarily, any part of its business or property, whether now owned or hereafter acquired except (a) property disposed of in the ordinary course of business and on ordinary business terms, and (b) (so long as no Default or Event of Default has occurred and is continuing) the Disposition of assets or property no longer used or useful in the conduct of its business.

9.5 Acquisitions. Make any Acquisition.

9.6 Other Payments. Make any payment of principal or interest or otherwise on account of any Debt or trade payable incurred by it prior to the Petition Date, provided that such payments may be made if contained in the Budget and, if necessary, approved by the Bankruptcy Court, or as required by the Bankruptcy Court upon motion by a third party.

9.7 Press Releases. Without the Lender's prior approval, (not to be in unreasonably withheld) issue any press release or similar public announcement in which the Lender or any affiliate of the Lender is mentioned, except as required by law or regulation or pursuant to an order of any court, governmental authority or official.

9.8 Capital Expenditures. Without the Lender' prior approval, make a capital expenditure exceeding $15,000 in the aggregate.

ARTICLE X

EVENTS OF DEFAULT

10.1 Events of Default. Any of the following events shall be an "Event of Default":

(a) the Borrower shall: (i) fail to pay the principal of any Note as and when due and payable; (ii) fail to pay interest on the Note or any fee or other amount due hereunder as and when due and payable and such failure shall continue unremedied for five (5) Banking Days; or (iii) fail to keep within ten (10%) of the amounts set forth in the Budget.

(b) any material representation or warranty made or deemed made by the Borrower in this Agreement or in any other Facility Document to which it is a party or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or the breach of any covenant or failure of any condition contained herein that (if capable of being remedied) shall continue unremedied for five (5) Banking Days: or

(c) an order with respect to the Chapter 11 Case shall be entered by the Bankruptcy Court, or Borrower shall file an application for an order with respect to the Chapter 11 Case, (i) appointing a trustee in any such Chapter 11 Case or (ii) appointing an examiner in any such Chapter 11 Case with the authority to perform duties of a trustee (other than the duties solely of an examiner) in respect of any of the estates of the Borrower or the operation of the business of the Borrower: or

(d) an order with respect to the Chapter 11 Case shall be entered by the Bankruptcy Court dismissing the Chapter 11 Case or converting the Chapter 11 Case to a chapter 7 case, authorizing the sale of substantially all of Borrower's assets to which Lender has objected; or

(e) an order with respect to Chapter 11 Case shall be entered by the Bankruptcy Court without the express prior written consent of the Lender (i) to revoke, reverse, stay, modify, supplement or amend the Final Order or any of the Facility Documents, (ii) approving the incurrence by Borrower of any Debt not contemplated hereunder, (iii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority equal or superior to the priority of the Lender in

respect of the Obligations, except for Carve-Out Expenses, (iv) to grant or permit the grant of a Lien on the Collateral or (v) which terminates or results in the rejection of any material lease or executory contract used or useful in the operation of the Borrower's business or operations; or

(f) an order shall be entered by the Bankruptcy Court that is not stayed pending appeal granting relief from the automatic stay to any creditor of Borrower with respect to any claim secured by any asset or assets of the Borrower having book value equal to or exceeding $100,000 in the aggregate; provided, however, that it shall not be an Event of Default if relief from the automatic stay is lifted solely for the purpose of allowing such creditor to determine the liquidated amount of its claim against Borrower; or

(g) an application for any of the orders described in clauses (c), (d), (e) or (f) above shall be made (i) by a Person other than Borrower and such application is not contested by the Borrower in good faith or the relief requested is granted in an order that is not stayed pending appeal or (ii) by Borrower; or

(h) any judgment or order shall be entered against Borrower or any other event shall occur or condition exist which does or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operation or prospects of Borrower, and there shall be a period of ten consecutive days during which a stay or enforcement of such judgment or order shall not be in effect; or

(i) the Security Documents shall at any time after their execution and delivery and for any reason cease: (i) to create a valid and perfected security interest and Lien in and to the property purported to be subject thereto having the priority specified in the Security Documents; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny it has any further liability or obligation under any such agreement, or Borrower shall fail to perform any of its obligations thereunder; or

(j) any material license, permit or other authorization by any federal, state or local government or any lease relating to the Collateral which, in each case, is necessary for the use or operation in the conduct of the businesses engaged in by Borrower on the date hereof shall be revoked or canceled or otherwise terminated; or

(k) Borrower shall: (i) fail to perform or observe any other term, covenant or agreement on its part to be performed or observed in any business Facility Document and such failure shall continue unremedied for five (5) Banking Days after notice thereof; or (ii) fail to comply with any of the terms or provisions of the Final Order.

10.2 Consequences of an Event of Default. If an Event of Default shall occur and so long as it shall continue or, the Lender may, without further application to the Bankruptcy Court, by notice to the Borrower,

(a) declare the Commitment terminated, whereupon the Commitment will terminate upon five (5) days notice and any fees hereunder shall be immediately due and payable without further order of or application to the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

(b) declare the unpaid principal amount of the Note, interest accrued thereon, and all other amounts owing by the Borrower hereunder or under the Note to be immediately due and payable without further order of or application to the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

10.3 Certain Remedies. If an Event of Default has occurred and is continuing, the Lender may, on five (5) Banking Days prior notice to the Borrower and any official committee appointed in Chapter 11 Case, exercise all rights and remedies which the Lender may have hereunder or under any other Facility Document, the Final Order or at law (including but not limited to the Bankruptcy Code and the Uniform Commercial Code) or in equity or otherwise, without regard to the automatic stay provided for in Section 362 of the Bankruptcy Code with respect to the Borrower or any of its property or any of the Collateral. Within such five (5) Banking Days, the Borrower or any other party-in-interest may seek a hearing before the Bankruptcy Court, and the Lender shall refrain from enforcing any of its remedies hereunder until the Bankruptcy Court has ruled in respect thereof or an agreement has otherwise been reached. Unless the Bankruptcy Court shall order that no Event of Default has occurred, the automatic stay under Section 362 of the Bankruptcy Code shall be vacated with respect to the Collateral, and the Lender shall be free to exercise all of its rights with respect to the Collateral, subject to the rights of the holders of Permitted Liens, without further approval of the Bankruptcy Court. All proceeds in respect thereof shall be applied by the Lender to reduce the Obligations in the Lender's sole discretion, and the Borrower shall remain liable for any deficiencies. With respect to any lease or executory contract constituting part of the Collateral, the Lender shall have the right to cause the Borrower to assume and assign such lease or executory contract to the Lender or its designee, although nothing herein shall be construed to limit the rights of the counter-party to such lease or executory contract to adequate assurance and cure payments under Section 365 of the Bankruptcy Code or to impose any obligation on the Lender to make any such adequate assurance or cure payments. If the Debtor is unable to cure any default on such assumed leases or executory contracts, Lender shall cure all defaults including making any necessary cure payments. Any proceeds received by the Borrower in connection with the assumption and assignment of any executory contract or lease shall be proceeds of the Collateral and immediately remitted to the Lender to reduce the Obligations then outstanding. All such remedies shall be cumulative and not exclusive. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

ARTICLE XI

MISCELLANEOUS

11.1 Amendments and Waivers. The Borrower and the Lender may from time to time enter into agreements amending, modifying or supplementing this Agreement, the Note or any other Facility Documents, and the Lender may from time to time grant waivers or consents to a departure from the due performance of the obligations of the Borrower hereunder or thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision hereof, any Event of Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or impair any right consequent thereto.

11.2 Binding Effect and Assignability. This Agreement shall be binding upon and inure to the benefit of the Lender, the Borrower and their respective successors and assigns (including, except for the right to request Loans, any trustee or examiner or other person with expanded powers succeeding to the rights of the Borrower or pursuant to any conversion to a case under chapter 7 of the Bankruptcy Code). The Lender may jointly or individually assign, transfer or sell all or a portion of their interest in the Commitment and Note.

11.3 The Lender as Parties in Interest. The Borrower hereby stipulates and agrees that the Lender are and shall remain a party in interest in Chapter 11 Case and shall have the right to participate, object and be heard in any motion or proceeding in connection therewith (including but not limited to objections to use of proceeds of the Loans, to the payment of professional fees and expenses or the amount thereof, to sales or other transactions outside the ordinary course of business or to assumption or rejection of any executory contract or lease).

11.4 **No Defense**

(a) The Borrower hereby acknowledges that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the Borrower's liability to repay the Lender as provided in this Agreement or to seek affirmative relief or damages of any kind or nature from the Lender.

(b) This Section 11.4 shall survive the repayment of the Obligations and the termination of the Commitment.

11.5 Notices. Any notice required to be given under this Agreement shall be given in writing and may be served either by personal delivery, facsimile, Federal Express or similar over-night delivery or by depositing the same in first class mail, postage prepaid, addressed to the respective parties as indicated below, or such different address as a party may have fixed by notice hereunder:

To Lender:

Acclaim Financial Group Venture II LLC
74-785 Highway 111, Suite 103
Indian Wells, CA 92210
Phone: (760) 674-9696 X150
Fax: (760) 674-9797
Attention: Erich Spangenberg

With a copy to:

Harrie F. Lewis
Lindquist & Vennum P.L.L.P.
600 17th Street, Suite 1800-S
Denver, CO 80202
Phone: (303) 573-5900
Fax: (303) 573-1956

To Borrower:

In Store Media Systems, Inc.
15423 E. Batavia Dr.
Aurora, CO 80011-4607
Phone: (303) 364-6550
Fax: (303) 364-6564
Attention: Don Uhl

With a copy to:

Jeffrey A. Weinman, Esq.
Weinman & Associates, P.C.
730 17th Street, Suite 240
Denver, CO 80202
Phone: (303) 572-1010
Fax: (303) 572-1011

Notices delivered personally shall be effective upon delivery. Notices transmitted by facsimile or overnight delivery shall be effective when received. Notices delivered by mail shall be effective 72 hours after mailing.

11.6 Table of Contents: Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

11.7 Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.8 Counterparts and Facsimile. This Agreement may be executed by in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart. This Agreement may also be executed via facsimile, provide the original signature pages are executed and delivered within ten (10) days thereafter.

11.9 Integration. The Facility Documents set forth the entire agreement between the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

11.10 Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of Colorado applicable to contracts made and performed entirely within the State of Colorado, except to the extent governed by the Bankruptcy Code, and shall be deemed to have been drafted by all parties hereto.

11.11 Waiver of Jury Trial. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AGAINST THE LENDER, ANY PARTICIPANT, ASSIGNEE OR INDEMNIFIED PARTY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OTHER FACILITY DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

IN STORE MEDIA SYSTEMS, INC.

By:______________________________

Its:______________________________

ACCLAIM FINANCIAL GROUP VENTURE II, LLC

By:______________________________

Its: ______________________________

EXHIBIT 2 to Credit Agreement

Security Agreement

This SECURITY AGREEMENT ("Agreement") between In Store Media Systems, Inc., a Nevada Corporation ("Debtor"), and Acclaim Financial Group Venture II, LLC ("Secured Party" or "Lender"), in consideration of the promises made herein and intending to be legally bound, agree as follows:

ARTICLE 1. RECITALS

Legal Status of Debtor

Section 1.01. Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, with appropriate corporate power to own property and carry on its business as it is now being conducted. Debtor's principal office and place of business is at 15423 E. Batavia Drive, Aurora, Colorado 80011-4607. Debtor keeps its records concerning its customer base, accounts and contract rights at 15423 E. Batavia Drive, Aurora, Colorado 80011-4607. Debtor has filed for protection under the U. S. Bankruptcy Code, Chapter 11 et.seq. as of November 12, 2002. Debtor does not have sufficient funds to meet day-to-day operating expenses necessary for the operation of its business, and, with the permission of the U. S. Bankruptcy Court, Denver, Colorado, shall grant to Lender a super-priority administrative claim, and security for such obligations through the granting of a security interest and lien (which shall be a senior, first priority security interest and lien) in all of the Collateral, more particularly described in Exhibit A, attached hereto and incorporated herein as though fully set forth at this point, together with the ownership interests as described below, in accordance with the CREDIT AGEEMENT and pursuant to Bankruptcy Code 11 U.S.C. § 364(c) and (d). This super-priority lien shall have priority over all other creditors of the Debtor, whether such creditors are secured or unsecured.

Legal Status of Secured Party

Section 1.02. Secured Party is a Delaware limited liability company, with power to loan money, own property and carry on business as is now being conducted. Secured Party has its principal office and place of business at 74-785 Highway 111, Suite 103, Indian Wells, CA 92210.

ARTICLE 2. INDEBTEDNESS AND GRANT OF SECURITY INTEREST

Section 2.01. On or about the date indicated thereon, the following Promissory Note ("Note") was executed by Debtor payable to the Secured Party. The Note is attached hereto and incorporated herein by reference.

Representations, Warranties and Covenants of Debtor

Section 2.02. To induce Secured Party to enter into this Agreement, Debtor represents and warrants that each of the following representations and warranties now are and hereafter will continue to be true and correct in all respects and Debtor has and will timely perform each of the following covenants:

a) Corporate Existence and Power: Debtor corporation is and will continue to be duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Debtor is and will continue to be qualified and licensed in all jurisdictions in which the nature of the business transacted by it, or the ownership or leasing of its property, make such qualification or licensing necessary, and Debtor has and will continue to have all requisite power and authority to carry on its business as it is now, or may hereafter, be, conducted.

b) Authority: Debtor is and will continue to be duly empowered and authorized to enter into and grant security interests in its property to Secured Party, and to perform its obligations under the Note, Credit Agreement and all other instruments and transactions contemplated hereby or relating hereto. The execution, delivery, and performance by Debtor of this Security Agreement, the Note and all other instruments and transactions contemplated hereby or relating hereto, have been duly and validly authorized by the U. S. Bankruptcy Court and by the Board of Directors and Officers of Debtor, and are enforceable against the Debtor in accordance with their terms, and do not and will not violate any law or any provisions of, nor be grounds for acceleration under any agreement, indenture, note, or instrument which is binding upon Debtor, or any of its property, including without limitation, Debtor's Articles of Incorporation, By-Laws, and any Shareholder Agreements.

c) Name: Trade Names and Styles: Debtor has set forth above its absolutely true and correct name. Listed below are each prior true name of Debtor and each fictitious name, trade name and trade name style by which Debtor has been, or is now, or has previously transacted, or now transacts business:

d) Notice: Debtor shall provide Lender within fifteen (15) days' advance written notice before doing business under any other name, fictitious name, trade name or trade style. Debtor has complied, and will hereafter comply, with all laws relating to the conduct of business under the power of property in, and the renewal or continuation of the right to use, a corporate, fictitious or trade name or trade style.

e) Definitions of Obligations and Collateral. Grant of Security Interest: The term "Obligations" as used within this Agreement and all accompanying documents, including, but not limited to any Note, shall mean all indebtedness, obligations and liabilities of the Borrowers to the Lender incurred under or related to the Credit Agreement dated as of June ___, 2003 (the "Credit Agreement"), the Note or any other Facility Document, including Lender's Expenses, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including the principal amount of Loans outstanding, together with interest thereon, and all expenses, fees and indemnities hereunder or under any other Facility Document, including amounts due under Section 11.4 of the Credit Agreement and similar agreements, contained in the other Facility Documents, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Note, or any other Facility Document. As security and collateral for the Obligations, Debtor hereby grants Secured Party a continuing security interest in, and assigns to Secured Party, all of Debtor's interest in the types or property described in Exhibit One, attached hereto, whether now owned or hereafter acquired and wherever located (collectively called "Collateral").

Security Interest Granted

Section 2.03. To induce Secured Party to enter into this Security Agreement and to provide funds to Debtor as described in the Promissory Note and this Security Agreement, Debtor agrees as follows:

Debtor assigns and grants and re-affirms to Secured Party a security interest in the Collateral more fully described in Exhibit One, attached hereto and incorporated herein as though fully set forth at this point.

Security, Not Sale

Section 2.04. Said accounts and property more fully described in Exhibit One are assigned to Secured Party as Collateral security for the Obligations and are not to be deemed sold to Secured Party, without the prior consent of the U. S. Bankruptcy Court.

The assignment by Debtor of the Collateral described in Exhibit One is witnessed by the Credit Agreement, any and all Notes, and those other documents that evidence Secured Party's security interest, in addition to any other contractual rights between Debtor and Secured Party.

Section 2.05. Debtor represents and warrants:

a) All accounts and property as Collateral security are genuine and valid.

b) The accounts stated herein are true accounts. Accounts and property are not subject to any defense, set off, counterclaim, or claim of any substance or nature whatsoever.

c) Debtor is the true and sole owner of said accounts. Debtor has not granted any security interest in said accounts since November 12, 2002.

d) The claims and contracts are valid and duly enforceable.

Security Interest Charges

Section 2.06. Debtor shall pay all reasonable charges and fees in connection with the perfection of this security interest.

ARTICLE 3. COLLECTION

Section 3.01. In the event of material default of any of the terms of the Security Agreement or any promissory note, and without prior notice to Debtor, Secured Party shall not be required to advance any further funds, and shall be entitled to demand, collect, receive, sue for, negotiate, and otherwise compromise any and all accounts as described in Section 2.04, and may do so either in its own name or the name of Debtor, subject to the approval of the U. S. Bankruptcy Court. Debtor hereby grants Secured Party the right to endorse its name to all forms of commercial paper in the event Secured Party elects to collect said accounts.

ARTICLE 4. INTERPRETATION AND ENFORCEMENT

Notice

Section 4.01. Any notice, request, demand, or other communication required or permitted hereunder shall be deemed to be properly given when deposited in the United States mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, addressed:

a) In the case of Debtor, to:
In Store Media Systems, Inc.
15423 E. Batavia Drive
Aurora, CO 80011-4607

With a copy to:
Jeffrey A. Weinman, Esq.
Weinman & Associates, P.C.
730 17th Street, Suite 240
Denver, CO 80202

Or such other person or address as Debtor may from time to time furnish to Secured Party for the purpose of serving notice.

b) In the case of Secured Party to:
Acclaim Financial Group Venture II, LLC
74-785 Highway 111, Suite 103
Indian Wells, CA 92210

With a copy to:
Harrie F. Lewis, Esq.
Lindquist & Vennum P.L.L.P.
600 17th Street, Suite 1800-S
Denver, CO 80202

Or such other person or address as Secured Party may from time to time furnish to Debtor for the purpose of serving notice.

Execution of Further Documents

Section 4.02. Debtor shall execute any and all documents which Secured Party shall deem necessary to perfect the security interest granted herein.

Controlling Law

Section 4.03. The validity, interpretation, and performance of this agreement shall be controlled by and construed under the Bankruptcy laws of the United States of America, and the laws of the State of Colorado, so far as they do not conflict.

Executed on June ___, 2003

DEBTOR:

In Store Media Systems, Inc.

____
By:

SECURED PARTY:
Acclaim Financial Group Venture II, LLC

____
By: Erich Spangenberg

EXHIBIT 3

For purposes of the Security Agreement entered into by and between In Store Media, Inc., as Borrower, and Acclaim Financial Group Venture II, LLC, as Lender, all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Collateral":

(i) all Accounts;
(ii) all Chattel Paper;
(iii) all Deposit Accounts;
(iv) all Documents;
(v) all Equipment;
(vi) all General Intangibles;
(vii) all Instruments;
(viii) all Inventory;
(ix) all Investment Property;
(x) all Letter of Credit Rights;
(xi) all Real Property;
(xii) all Vehicles;
(xiii) the Commercial Tort Claims;
(xiv) all books and records pertaining to the property;
(xv) all other goods and personal property of such Borrower, whether tangible or intangible, wherever located;
(xvi) all property of Borrower held by any Secured Party, including all property of every description, in the possession or custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Borrower, or as to which such Borrower may have any right or power;
(xvii) to the extent not otherwise included, all monies and other property of any kind which is, after the Petition Date, received by such Borrower in connection with refunds with respect to taxes, assessments and governmental charges imposed on such Borrower or any of its property or income;
(xviii) to the extent not otherwise included, any and all causes of action, including any and all causes of action against Let's Go Shopping (other than claims of the Borrower under Sections 544, 545, 547 and 548 of the Bankruptcy Code) and all monies and other property of any kind received therefrom, and all monies and other property of any kind recovered by any Borrower;
(xix) to the extent not otherwise included, all Proceeds; and

(xx) the following patents:

Patent App. No.
09/626345 ___ Prompt Reimbursement After Coupon Redemption

Will issue in 2002, upon payment of the $700 issue fee to the U.S. Patent Office, which will be paid before October 29, 2002 (See attached letter from David Zinger, patent attorney). This patent has 32 allowed claims and covers a specific method of validating redeemed coupons with products purchased, provides for the almost immediate reimbursement of the retailer and rapid transmission of redemption data to coupon issuing manufacturers.

Patent No. 6,233,564 ___ Merchandising Using Consumer Information from Surveys

Issued May 15, 2001 with 12 allowed claims. This patent covers a method and system of conducting consumer surveys, using an identification card and an interactive apparatus to provide targeted consumer incentives.

Patent No. 5,483,049 ___ A Coupon Exchanging and Check Writing System

Issued January 9, 1996 with 37 allowed claims. This patent covers a method of issuing proprietary coupons in exchange for unwanted coupons, redeeming the newly issued coupons, and payment the redeeming consumer an immediate cash rebate paid in the form of a check at store checkout.

Patent No. 5,111,927 ___ Automated Recycling Machine

Issued May 12, 1992 with nine allowed claims. This patent covers an apparatus located outside supermarkets that accepts, crushes and stores aluminum cans, then prints coupons for supermarket products and dispenses a penny for each can recycled as a reward to the recycling consumer.

EXHIBIT 4

PROMISSORY NOTE

$50,000.00US

Denver, Colorado
_____________, 2003

FOR VALUE RECEIVED, the undersigned, IN STORE MEDIA SYSTEMS, INC., a Nevada corporation, ("Borrower"), promises to pay to the order of ACCLAIM FINANCIAL GROUP VENTURE II, LLC, a Delaware limited liability corporation, or its nominee, located at 74-785 Highway 111, Suite 103, Indian Wells, CA 92210, (together with any successors or assigns, the "Payee"), at the principal place of business of the Payee, in lawful money of the United States, the principal sum of up to FIFTY THOUSAND DOLLARS ($50,000) or, if less, the aggregate unpaid principal amount of all advances made by Payee to the Maker pursuant to the terms hereof together with any interest on any and all principal amounts remaining unpaid hereunder from time to time as calculated pursuant to that certain Credit Agreement entered into between Maker and Payee as of this date hereof said interest being Two Percent (2%) per month, or any portion thereof.

The entire balance of this Note, shall be due and payable, without notice or demand upon Borrower, on the earlier of (i) the effective date of a confirmed plan of reorganization for Borrower, (ii) December 31, 2003, (iii) the conversion of the bankruptcy case(s) of Borrower to a Chapter 7, (iv) the dismissal of the bankruptcy case of Borrower, or (v) in the case of an Event of Default (as defined in the Credit Agreement) (such earlier date being known herein as the "Maturity Date"). This Note may be prepaid, in whole or in part, at any time or from time to time, without premium or penalty. All advances of cash made by Payee to Borrower hereunder and all payments made hereon shall be recorded by Payee, and it shall be unnecessary for Borrower to execute any further notes to evidence the obligation of Borrower to pay the amount of each advance together with interest thereon as herein provided. Recordation and endorsement of such advances by Payee shall be conclusive evidence of the receipt by Payee of the written request therefore (or the waiver by Payee of the written request) and of the making of such advances for the account of Borrower.

Partial prepayments hereof shall be applied to the installments, if any, of principal hereof in the inverse order of maturity. Prepayments shall be made at any time without penalty. Principal and interest on this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

The acceptance of any installment of principal or interest, if any, by Payee after the time when it becomes due, as herein specified, shall not be held to establish a custom, or to waive any rights of Payee to enforce payment when due of any further installments, if any, or other rights, nor shall any failure or delay to exercise any rights be held to waive the same.

Borrower hereby severally waives presentment for payment, all notices of non-payment, dishonor, protest and notice of protest, and diligence in bringing suit against any party, and agrees that liability hereunder or under any guaranty of payment hereof shall not be affected by any renewal(s) or extension(s) in time of payment hereof. It is agreed that if this Note is placed in the hands of an attorney for collection or if collected through any bankruptcy or probate court, then Borrower promises to pay the holder of this Note in addition to all sums then due hereon, including principal and interest, all reasonable expenses of collection including reasonable attorneys' fees.

Borrower agrees to pay all reasonable costs and expenses (including without limitation reasonable attorneys' fees) incurred by Payee in connection with or related to this Note, or its enforcement, whether or not suit be brought. Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and Borrower hereby waives the benefits of any statute of limitations with respect to any action to enforce, or otherwise related to, this Note.

This Note is secured by the Security Agreement dated as of the date hereof and entered into between the parties hereto and all other present and future security agreements between the parties. Nothing herein shall be deemed to limit any of the terms or provisions of the Security Agreement or any other present or future document, instrument, or agreement, between the parties hereto and all of Payee's rights and remedies hereunder and thereunder are cumulative.

In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized representative or officer of Payee, and then only to the extent therein specifically set forth. If more than one person executes this Note, their obligations hereunder shall be joint and several.

All references to Borrower and Payee herein shall be deemed to include their successors and assigns, and all covenants, stipulations, promises and agreements contained herein by or in behalf of Borrower shall lie binding upon its successors and assigns, whether so expressed or not.

This Note is executed and delivered, and intended to be performed in, the State of Colorado, and shall be governed by and construed in accordance with the laws of the State of Colorado.

Executed as of the date first written above.

IN STORE MEDIA SYSTEMS, INC.

____

By:

Its: